UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 19, 2009 (November 18, 2009)

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Chordiant Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34179	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California  95014
(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2009, the Board of Directors (the “Board”) of Chordiant Software, Inc. (the “Company”) decided on fiscal year 2010 compensation for the Company’s executive team.  In light of the continued difficult economic environment, and the Company’s performance in this environment, the Board, upon the recommendation of the Compensation Committee, and management, took a number of additional compensation-related actions for fiscal year 2010. These actions included revising our peer group, which continues to consist of technology companies primarily focused on software, to include only companies with revenues between $50 million and $200 million, which revenue levels and range are significantly smaller than we have historically utilized. Our CEO voluntarily agreed to reduce his base salary by 10% and his target bonus percentage by 5%.  Each of our other executive officers who were executives officers for the full fiscal year voluntarily agreed to reduce their base salaries by 7.5%.  In addition, those executive officers also voluntarily agreed to reduce their target bonus amounts. In light of the above reductions, the Board did reinstate 100% payout for 100% performance against goals under the Company’s Fiscal Year 2010 Executive Incentive Bonus Plan, but this is not likely to offset the compound effect of reduced base salaries and reduced target bonuses unless the Company overachieves against the goals in that plan. Further, the Company has suspended its 401(k) match for all employees, including our Named Executive Officers, effective January 1, 2010.

Fiscal year 2010 Cash Compensation Arrangements

The following compensation arrangements for the executive officers of the Company were approved, effective as of November 15, 2009:

Name	Base Salary*	Target Bonus Percentage**

Steven R. Springsteel President and Chief Executive Officer	$495,000	95%***

Peter S. Norman Senior Vice President and Chief Financial Officer	$277,500	56%***

Prashant K. Karnik Senior Vice President and General Manager, Worldwide Client Services	$267,100	60%***
David M. Zuckerman Vice President, General Counsel and Secretary	$259,000	48.5%***

Raymond Gerber Senior Vice President, Worldwide Engineering and Chief Technology Officer	$250,000	60%***
Marchai B. Bruchey Senior Vice President and Chief Marketing Officer	$240,000	50%***

*Each Base Salary (other than the base salaries for Ms. Bruchey, who was a new hire in 2009, and Mr. Gerber, who was promoted to an executive officer in 2009, and whose compensation arrangements were already aligned with the Company’s new peer group) has been reduced from applicable 2009 fiscal year base salary amounts as part of the Company’s efforts to align compensation arrangements more closely to those reflected in the Company’s new peer group.

**Actual bonus payments will be determined under the terms of the Chordiant Software, Inc. Fiscal Year 2010 Executive Incentive Bonus Plan (see below) for Messrs. Springsteel, Norman and Gerber, and Ms. Bruchey; under the terms of the Chordiant Software, Inc. Fiscal Year 2010 Senior Vice President and General Manager Worldwide Client Services Incentive Bonus Plan (see below) for Mr. Karnik; and under the terms of the Chordiant Software, Inc. Fiscal Year 2010 General Counsel Incentive Bonus Plan (see below) for Mr. Zuckerman.  All such payments are subject to the approval of the Board of Directors.

***Target Bonus Percentages (other than Messrs. Gerber’s and Karnik’s, and Ms. Bruchey’s, target bonus percentages) have also been reduced from the 2009 fiscal year amounts as part of the Company’s efforts to align compensation arrangements more closely to those of the Company’s new peer group.

Equity Grants

The Board also approved, pursuant to the Company’s 2005 Equity Incentive Plan, the equity grants set forth below to the executive officers of the Company, with a grant date of November 24, 2009:

Name	Number of Stock Options†	Number of Restricted Stock Units ††

Steven R. Springsteel	135,000	68,000
Peter S. Norman	61,000	31,000
Prashant K. Karnik	49,000	25,000
David M. Zuckerman	33,000	16,000
Raymond Gerber	33,000	16,000
Marchai B. Bruchey	49,000	25,000

† The stock options will vest monthly over a four year period commencing on the first monthly anniversary of the grant date.  The exercise price of the stock options shall be the closing price of the Company’s common stock on the grant date and will have a term of seven (7) years.

†† One fourth of the restricted stock units will vest each year on the anniversary of the grant date over four years.

The stock options will be documented and governed by the terms of the Company’s standard form of stock option grant notice and stock option agreement.  The restricted stock units will be documented and governed by the terms of the Company’s standard form of restricted stock unit grant notice and restricted stock unit agreement approved by the Board on November 18, 2009, copies of which are attached hereto as Exhibits 10.71 and 10.72, respectively.

Bonus Plans

2010 Executive Incentive Bonus Plan

The Board of the Company approved the Chordiant Software, Inc. fiscal year 2010 Executive Incentive Bonus Plan (the “Executive Plan”), which provides that cash bonuses will be paid to participants in the Executive Plan based on the comparison of the Company’s actual fiscal year 2010 financial performance against the Company’s fiscal year 2010 financial plan (“2010 Financial Plan”) with respect to three metrics, the Company’s bookings, GAAP revenue and non-GAAP operating income, each weighted equally.

Each quarter, a participant is eligible to receive a bonus equal to 25% of his or her annual target bonus, subject to the below.  Payment of bonuses in any one quarter will include any cumulative “catch up” payment to the extent of any shortfall in prior quarters, and will be limited to a maximum of 100% of the participant’s bonus target for the year-to-date period.

At the end of the fiscal year, the Board will review the Company’s financial performance for fiscal year 2010 compared to the 2010 Financial Plan and determine any final amount payable under the Executive Plan.  The actual amount payable under the Executive Plan to each individual participant has a maximum payment of 200% of such participant’s bonus target at 150% achievement of plan goals.  The Executive Plan provides for a payment of 100% of a participant’s bonus target at 100% achievement of plan goals.

For each metric, for any payment to be made, the Company must achieve 80% of plan goals, which would result in a payment of 50% of a participant’s bonus target for such metric. For each 1% of the plan goal achieved above 80% (up to 100%), a participant will be paid an additional 2.5% of his or her target bonus for such metric for the quarter.  For each 1% of the plan goal achieved above 100% (up to 120%), a participant will be paid an additional 2.5% of his or her target bonus for such metric for the quarter.  For each 1% of the plan goal achieved above 120% (up to 150%), a participant will be paid an additional 1.67% of his or her target bonus for such metric for the quarter.  Actual payments are subject to the approval of the Board.

Notwithstanding anything to the contrary above, no bonus will be paid in any quarter unless the Company is profitable on a non-GAAP operating basis in that quarter.

In its discretion, the Compensation Committee of the Board may recommend, and the Board has the authority to approve, a payment of up to 50% of a participant’s bonus opportunity without regard to the performance criteria set forth in the Executive Plan.

2010 Senior Vice President and General Manager Worldwide Client Services Incentive Bonus Plan

The Chordiant Software, Inc. Fiscal Year 2010 Senior Vice President and General Manager Worldwide Client Services Incentive Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	46.33% of the bonus will be based on the criteria and payment calculation formulas established in the Executive Plan.
•	32.20% of the bonus will be based on the actual worldwide cumulative Professional Services Directly Controllable Contribution Margin Percentage (“DCCM”) versus the Company’s plan, as adjusted.
•	21.47% of the bonus will be based on actual maintenance renewal bookings versus the Company’s plan.
•
For each quarter, if the Company does not achieve at least 80% of its year-to-date DCCM goal, no bonus for DCCM will be paid.  If the Company achieves at least 80% of its year-to-date DCCM goal, 50% of the bonus target for DCCM for that quarter will be paid.  For each 1% of DCCM goal achieved above 80% (up to 100%), an additional 2.5% of the bonus target for DCCM for that quarter will be paid.  If the Company achieves at least 100% of its year-to-date DCCM goal, 100% of the bonus target for DCCM for that quarter will be paid.  For each 1% of DCCM goal achieved above 100% (up to 120%), an additional 5% of the bonus target for DCCM for that quarter will be paid.  Actual payments are subject to the approval of the Board.

2010 General Counsel Incentive Bonus Plan

The Chordiant Software, Inc. Fiscal Year 2010 General Counsel Incentive Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	72.14% of the bonus will be based on the criteria and payment calculation formulas established in the Executive Plan.
•
27.86% of the bonus will be determined as follows:  The General Counsel reports to the Board in his role as Chief Compliance Officer.  Each quarter the General Counsel shall submit a report to the Audit or Compensation Committee on his activities in this role for evaluation by the Committee(s).  At year end, based upon a performance evaluation, the Compensation Committee shall recommend a scoring of full, partial or no payout to the Board for its final determination.  Should the quantitative metrics justify a bonus payment above 100%, the payment under this opportunity shall be increased proportionately.

The foregoing is only a brief description of the material terms of the Company’s bonus plans, does not purport to be complete, and is qualified in its entirety by reference to the Chordiant Software, Inc. Fiscal Year 2010 Executive Incentive Bonus Plan, Chordiant Software, Inc. Fiscal Year 2010 Senior Vice President and General Manager Worldwide Client Services Incentive Bonus Plan, and Chordiant Software, Inc. Fiscal Year 2010 General Counsel Incentive Bonus Plan.

Fiscal year 2010 Director Compensation Arrangements

On November 18, 2009, the Board approved a reduction of $5,000 in the annual retainer payable to the non-employee directors of the Company, effective as of November 15, 2009.

Appointment of Certain Officers

On November 18, 2009, the Board promoted Marchai B. Bruchey to Senior Vice President and Chief Marketing Officer, Raymond Gerber to Senior Vice President, Worldwide Engineering and Chief Technology Officer, Prashant K. Karnik to Senior Vice President and General Manager, Worldwide Client Services, and Peter S. Norman to Senior Vice President and Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description
10.71
Form of Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice and Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Agreement (No Holding Period).

10.72
Form of Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice for Non-U.S. Employees and Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Agreement for Non-U.S. Employees (No Holding Period).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2009	CHORDIANT SOFTWARE, INC.

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.71
Form of Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice and Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Agreement (No Holding Period).

10.72
Form of Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice for Non-U.S. Employees and Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Agreement for Non-U.S. Employees (No Holding Period).